UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 17, 2016

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35637	22-3388607
(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01     Other Events

On March 17, 2016, Asta Funding, Inc. (the “Company,” “we” or “us”) announced the renewal of its Rule 10b5-1 plan under which we may repurchase our shares of common stock at times when we would not ordinarily be in the market due to our trading policies or the possession of material non-public information. On March 17, 2016, the Board of Directors of the Company approved the repurchase of up to $15,000,000 of our common stock and authorized management of the Company to enter into a Rule 10b5-1 plan. The plan is effective through December 1, 2016.

A plan under Rule 10b5-1 allows a company to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A broker selected by us will have the authority under the terms and limitations specified in the plan to repurchase shares on our behalf in accordance with the terms of the plan. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan.

The press release announcing our adoption of a 10b5-1 plan is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

The press release furnished as an exhibit under Items 9.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 9.01     Exhibits

(d) Exhibits

No.	Description
99.1	Press Release issued by the Company, dated March 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: March 17, 2016	By:	/s/ Bruce R. Foster
Bruce R. Foster
Chief Financial Officer